QuickLinks -- Click here to rapidly navigate through this document

Filed with the Securities and Exchange Commission on December 13, 2002

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Zoran Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-2794449 (I.R.S. employer identification no.)
3112 Scott Boulevard Santa Clara, California 95054 (Address of principal executive offices) (Zip code)

 Zoran Corporation
1993 Stock Option Plan,
Amended and Restated
1995 Employee Stock Purchase Plan,
2000 Nonstatutory Stock Option Plan
and 1995 Outside Directors Stock Option Plan
(Full title of the plan)
Levy Gerzberg, Ph.D. President and Chief Executive Officer Zoran Corporation 3112 Scott Boulevard Santa Clara, California 95054 (Name and address of agent for service)

Telephone number, including area code, of agent for service: (408) 919-4111.

        This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee

1993 Stock Option Plan
Common Stock Par Value $0.001	1,125,000	$18.96	$21,330,000.00	$1,962.36

Amended and Restated 1995 Employee Stock Purchase Plan
Common Stock Par Value $0.001	75,000	$16.12	$1,200,000.00	$110.40

2000 Nonstatutory Stock Option Plan
Common Stock Par Value $0.001	3,000,000	$18.96	$56,880,000.00	$5,232.96

1995 Outside Directors Stock Option Plan
Common Stock Par Value $0.001	75,000	$18.96	$1,422,000.00	$130.82

Total	4,275,000		$80,832,000.00	$7,436.54

(1)
The securities to be registered include options to acquire such Common Stock.
(2)
Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(3)
Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares under the 1993 Stock Option Plan, 2000 Nonstatutory Stock Option Plan and the 1995 Outside Directors Stock Option Plan, the price is based upon the average of the high and low prices of the Common Stock on December 10, 2002, as reported on the National Association of Securities Dealers Automated Quotation System. As to shares issuable pursuant to the 1995 Employee Stock Purchase Plan, the price is based upon 85% of the average of the high and low prices of the Common Stock on December 10, 2002, as reported on the National Association of Securities Dealers Automated Quotations System.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

        Zoran Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

          (a)  The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission on April 1, 2002.

          (b)  All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

          (c)  The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

        The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

        Inapplicable.

Item 6.  Indemnification of Directors and Officers

        Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

        The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

Item 7.  Exemption From Registration Claimed

        Inapplicable.

Item 8.  Exhibits

        See Exhibit Index.

Item 9.  Undertakings

        (a)  Rule 415 Offering

  The undersigned registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  Filing incorporating subsequent Exchange Act documents by reference

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h)  Request for acceleration of effective date or filing of registration statement on Form S-8

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on December 13, 2002.

Zoran Corporation
By:	/s/ LEVY GERZBERG Levy Gerzberg, Ph.D., President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

        The officers and directors of Zoran Corporation whose signatures appear below, hereby constitute and appoint Levy Gerzberg, Ph.D. and Karl Schneider, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 13, 2002.

Signature	Title

/s/ LEVY GERZBERG Levy Gerzberg, Ph.D.	President, Chief Executive Officer, and Director (Principal Executive Officer)
/s/ KARL SCHNEIDER Karl Schneider	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ UZIA GALIL
Uzia Galil	Chairman of the Board of Directors

James D. Meindl	Director
/s/ ARTHUR B. STABENOW Arthur B. Stabenow	Director
/s/ PHILIP M. YOUNG Philip M. Young	Director

EXHIBIT INDEX

4.1
Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission on April 2, 2001 (No. 000-27246)
4.2
Amended and Restated Bylaws of the Company are incorporated by reference to Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, filed with the Securities and Exchange Commission, on November 16, 1998 (No. 000-27246)
4.3
Amended and Restated Stock Rights Agreement dated July 30, 1993, among the Company and certain of its stockholders, as amended, is incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, effective on December 14, 1995 (No. 33-98630)
5	Opinion re legality
23.1	Consent of Counsel (included in Exhibit 5)
23.2	Consent of Independent Auditors
24	Power of Attorney (included in signature pages to this registration statement)

QuickLinks

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURE
EXHIBIT INDEX